UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 10, 2012

MULTICELL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10221	52-1412493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Cumberland Street, Suite 301

Woonsocket, Island 02895

(Address of principal executive offices, including zip code)

(401) 762-0045

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on August 10, 2012, to consider and vote on the matters listed below. The proposals are described in detail in the Proxy Statement filed with the Securities and Exchange Commission on July 11, 2012. The final voting results from the meeting are set forth below.

Proposal 1: Election of Directors

Based on the following votes, the individuals named below were each elected to serve as directors until the Company’s next annual meeting of stockholders.

Name	Votes For	Votes Withheld	Broker Non-Votes
W. Gerald Newmin	81,748,727	6,690,634	590,733,215
Thomas A. Page	79,294,252	9,145,109	590,733,215
Edward Sigmond	79,289,252	9,150,109	590,733,215
Stephen Chang, Ph. D.	78,940,750	9,498,611	590,733,215
Anthony E. Altig	79,293,252	9,146,109	590,733,215

Proposal 2: Ratification of Selection of Independent Auditors

The proposal ratifies the selection of Hanson Barnett & Maxwell P.C. as the Company’s Independent Registered Public Accounting Firm. The results of the voting included 646,605,519 votes for, 26,722,975 votes against, 5,844,082 votes abstained and no non-votes. The selection was ratified.

Proposal 3: Approval of the Certificate of Amendment of the Company’s Amended and Restated Certificate of Incorporation

This proposal amends and restates the Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company’s common stock to a total of 3.0 billion shares and ratify certain prior increases in the number of authorized shares. The results of the voting included 524,292,060 votes for, 150,292,965 votes against, 4,587,551 votes abstained and no non-votes. The amendment was approved.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.01	Certificate of Amendment of the Amended and Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTICELL TECHNOLOGIES, INC.

By:	/s/ W. Gerald Newmin
W. Gerald Newmin Chief Executive Officer, Chief Financial Officer

Date: August 13, 2012